UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2020 (April 22, 2020)

NorthWestern Corp
(Exact name of registrant as specified in its charter)

Delaware			1-10499	46-0172280
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)
3010 W. 69th Street	Sioux Falls	South Dakota		57108
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: 605-978-2900

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	NWE	NYSE
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02	Results of Operations and Financial Condition

On April 22, 2020, NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”) issued a press release (the “Press Release”) discussing financial results for the quarter ended March 31, 2020 and revising its 2020 earnings guidance to $3.30 – $3.45 per diluted share (from its previously disclosed $3.45 – $3.60 per diluted share). Assumptions concerning the earnings guidance can be found in the Press Release, which is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information in this Current Report on Form 8-K provided under Item 2.02 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information provided under Item 2.02 in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 7.01 Regulation FD Disclosure.
Annual Meeting Presentation. On April 23, 2020, at 12:00 p.m. Eastern time (10:00 a.m. Mountain time), the Company will hold its annual meeting of stockholders. However, in light of public health concerns, we will hold the Annual Meeting in a virtual meeting format only. Stockholders will not be able to attend the Annual Meeting physically.
We believe this is the right choice for the Company at this time. A virtual Annual Meeting enables our stockholders-regardless of size, resources, or physical location-to participate in the Annual Meeting at no cost, while safeguarding the health of our stockholders, Board of Directors, and management. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate at our virtual meeting as they would at an in-person meeting.
The Annual Meeting will be webcast live on the internet and can be accessed by visiting www.virtualshareholdermeeting.com/NWE2020. To participate in the meeting, please go to the site at least 10 minutes in advance of the meeting and follow the check-in procedures.
During the annual meeting, Robert C. Rowe, president and chief executive officer of the Company will make a presentation (the "Annual Meeting Presentation") to stockholders and other attendees that will discuss the Company's operations.
Investor Call Presentation. As previously announced and as stated in the Press Release, the Company will host an investor conference call and webcast on April 23, 2020, at 3:30 p.m. Eastern time to review its financial results. During the conference call, Robert C. Rowe, president and chief executive officer, and Brian B. Bird, chief financial officer of the Company, will make a slide presentation (the "Investor Call Presentation") concerning the Company's financial results.
A live webcast of the investor conference call can be accessed from the Company’s website at www.northwesternenergy.com under the "Our Company / Investor Relations / Presentations and Webcasts" heading or by visiting https://www.webcaster4.com/Webcast/Page/1050/33992. To listen and view the slideshow presentation, please go to the site at least 10 minutes in advance of the call to register. An archived webcast will be available shortly after the call and will be available for one year.
Copies of the Annual Meeting Presentation and Investor Call Presentation are being furnished pursuant to Regulation FD as Exhibits 99.2 and 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The information in the presentations shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the presentations shall not be deemed to be incorporated by reference into the Company's filings under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except as set forth with respect thereto in any such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Document
99.1*	Press Release, dated April 22, 2020
99.2*	Annual Meeting Presentation, dated April 23, 2020
99.3*	Investor Call Presentation, dated April 23, 2020

* filed herewith

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Corporation

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: April 23, 2020